UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): August 26, 2021

HCI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3802 Coconut Palm Drive

Tampa, Florida 33619

(Address of Principal Executive Offices)

(813) 405-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HCI	NYSE

Item 1.01 Entry into a Material Agreement

On August 26, 2021, we entered into a privately negotiated exchange agreement with a holder of $46.99 million principal amount of our 4.25% Convertible Senior Notes due 2037 whereby the holder is to exchange all its Notes for our common shares at a rate of 15.7626 shares per $1,000 of principal, plus a number of shares to be determined by reference to the per share volume-weighted average price during a five-trading-day period beginning the first trading day following the date of the agreement. The shares are to be issued in private placement in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.  The anticipated closing date of the exchange is September 3, 2021.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 27, 2021.

HCI GROUP, INC.

BY:	/s/ Andrew L. Graham
Name: Andrew L. Graham Title: General Counsel

A signed original of this Form 8-K has been provided to HCI Group, Inc. and will be retained by HCI Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.